Exhibit 8.1

NavSight Holdings, Inc.

12020 Sunrise Valley Drive

Suite 100

Reston, Virginia 20191

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to NavSight Holdings, Inc., a Delaware corporation (“NavSight”), in connection with the merger of NavSight Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of NavSight (“Merger Sub”), with and into Spire Global, Inc., a Delaware corporation (“Spire”), with Spire surviving the merger and becoming a wholly-owned direct subsidiary of NavSight (the “Business Combination”), and the preparation and filing of NavSight’s Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to shares of NavSight class A common stock, par value $0.0001 per share, and NavSight class B common stock, par value $0.0001 per share (collectively, “NavSight Common Stock”), to be issued by NavSight in connection with the Business Combination pursuant to the terms of the Business Combination Agreement dated as of February 28, 2021(as it may be further amended or supplemented from time to time) among NavSight, Merger Sub and Spire.

NavSight has requested that we render our opinion as to certain tax matters relating to the Business Combination and the exercise by current beneficial owners of NavSight Common Stock of their redemption rights in connection with the Business Combination (the “Redemptions”) in connection with the Registration Statement. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

For purposes of giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary, including the representation letters executed as of the date hereof for purposes of this opinion by an officer of NavSight on behalf of NavSight (the “NavSight’s Officer’s Certificate”) and by an officer of Spire on behalf of Spire (the “Spire Officer’s Certificate” and, with the NavSight’s Officer’s Certificate, the “Officer’s Certificates”) and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein, (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms, and (vii) that the representations and statements in the Officer’s Certificates are accurate and that the parties to the Business Combination will comply with the undertakings therein. In rendering our opinion we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Business Combination, the Redemptions or any of the transactions related thereto, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth under the caption “Certain U.S. Federal Income Tax Considerations” in the Registration Statement, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to certain material United States federal income tax consequences of the Business Combination and the Redemptions.

We hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus/information statement contained therein and to the filing of a copy of this opinion as Exhibit 8.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Redemptions or Business Combination under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

Very truly yours,